SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  February 25, 1997


                         PHOTOCOMM, INC.
     (Exact name of registrant as specified in its charter)


      Arizona               0-12807              86-0411983
  (State or other       (Commission File      (I.R.S. Employer
  jurisdiction of           Number)           Identification No.)
   incorporation)

                         (602) 948-8003
      (Registrant's telephone number, including area code)



Item 5.   Other Events

     On February 25, 1997, Photocomm, Inc. (the "Company") instituted arbitration proceedings before the American Arbitration Association ("AAA") in Phoenix, Arizona to enforce its agreements with its former chief executive officer, Robert R. Kauffman, and chief financial officer, Thomas LaVoy, and to resolve certain disputes primarily concerning the severance provisions of those agreements ("Arbitration Proceedings"). As previously announced, Mr. Kauffman's and Mr. LaVoy's employment was terminated by the Company's Board of Directors on January 31, 1997. Mr. Kauffman continues to serve as a director of the Company.

     As previously disclosed, the Company entered into Executive Compensation Agreements with Messrs. Kauffman and LaVoy in November 1996 (the "Agreements"). Under the terms of the Agreements, which were filed as exhibits to the Company's Form 10-KSB for the year ended August 31, 1996, the Company is obligated to provide certain severance benefits in the event of a termination of the executive's employment without cause. The severance benefits include a lump sum cash severance payment, accelerated vesting of all outstanding stock options and the continuation of certain other benefits specified in the Agreements. The Agreements provide that the severance payments and benefits shall not be made in an amount that results in payments and benefits in the aggregate being deemed an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code. The Agreements further provide that as a condition precedent to receiving any severance payments or benefits, each executive shall sign an appropriate legal release on the terms specified in the Agreements. The Agreements provide for mandatory arbitration of claims, disputes and other matters in question arising under the Agreements. The descriptions set forth in this Report of the Agreements are summaries and are qualified in their entirety by reference to the Agreements, copies of which are incorporated herein by reference as Exhibits
99.1 and 99.2

     Mr. Kauffman and Mr. LaVoy have asserted various claims against the Company, including demands for compensation and benefits in addition to those provided by the Agreements, treble damages and demands that their Company Common Stock and options to purchase Company Common Stock be purchased by ACX Technologies, Inc., a major shareholder of the Company. Mr. Kauffman and Mr. LaVoy also have disputed that they are obligated under the Agreements to deliver legal releases of all legal claims as a condition to their receipt of severance and other benefits under the Agreements. On February 25, 1997, the Company filed a Demand for Arbitration and Statement of the Nature of the Dispute ("Arbitration Demand") with the AAA in order that the claims and allegations of Mr. Kauffman and Mr. LaVoy may be resolved through arbitration as required by the Agreements. The descriptions set forth in this Report of the Arbitration Proceedings and the matters subject thereto are summaries and are qualified in their entirety by reference to the Arbitration Demand, a copy of which is filed herewith as Exhibit 99.3, and incorporated herein by this reference. The Arbitration Proceedings are in their initial stages, no response has been filed by Mr. Kauffman or Mr. LaVoy and accordingly, the Company is unable to predict the timing or ultimate resolution of the Arbitration Proceedings.



           Special Note on Forward Looking Statements

     The statements made in this Report that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ from such forward looking statements include, but are not limited to, market demand and acceptance of the Company's products, the impact of competitive technologies, products and services, risks associated with technology development and commercialization, risks associated with the pending Arbitration Proceedings and any other litigation and claims to which the Company may be a party, availability of capital resources, the effect of economic and business conditions and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.



Item 7.   Financial Statements and Exhibits

Exhibit
Number    Document Description

99.1      Executive Compensation Agreement between the
          Company, ACX Technologies, Inc. and Robert R. Kauffman dated November 20, 1996 (filed as Exhibit 10.10 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated by reference herein).

99.2      Executive Compensation Agreement between the
          Company and Thomas LaVoy dated November 20, 1996 (filed as Exhibit 10.11 to the Company's Annual Report on Form
          10-KSB for the year ended August 31, 1996 and incorporated by reference herein).

99.3 Demand for Arbitration and Statement of the Nature of the Dispute.



                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PHOTOCOMM, INC.

Date:  February 27, 1997           By /s/ Jeffrey C. Brines
                                     Vice President, Secretary and
                                     Chief Financial Officer